Exhibit 8.1.5


                      [Letterhead of Bingham Dana LLP]




                               July 31, 2000



TO THE PARTIES SET FORTH
  IN SCHEDULE A HERETO
     ----------

        RE:  United Air Lines, Inc./Pass Through Certificates, Series 2000-1
             - Pass Through Trustee

Ladies and Gentlemen:

         We have acted as special counsel for State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity ("State Street") and as Pass Through Trustee (the "Pass Through Trustee") under the Pass Through Trust Agreement dated as of July 31, 2000 (the "Basic Agreement") between United Air Lines, Inc. and State Street, as supplemented by Trust Supplement No. 2000-1A-1, Trust Supplement No. 2000-1A-2, Trust Supplement No. 2000-1B, Trust Supplement No. 2000-1C-1, and Trust Supplement No. 1C-2 each dated as of July 31, 2000 and each between United Air Lines, Inc. and State Street (collectively, the "Pass Through Trusts" and, individually, a "Pass Through Trust;" and the Basic Agreement as supplemented by the Pass Through Trusts, the "Pass Through Trust Agreements") in connection with the execution and delivery of the Participation Agreements (the "Participation Agreements"), the Intercreditor Agreement dated as of July 31, 2000 (the "Intercreditor Agreement") among State Street, in its capacity as Pass Through Trustee under the Pass Through Trust Agreements, Landesbank Hessen-Thuringen Girozentrale, as Class A-1 Liquidity Provider, Class A-2 Liquidity Provider and Class B Liquidity Provider and State Street, as Subordination Agent and the transactions contemplated thereby. Capitalized terms not otherwise defined herein shall have the meanings specified in the Intercreditor Agreement. This opinion is being delivered at the request of State Street in connection with the United Equipment Note Purchase Agreement dated as of July 31, 2000 (the "Note Purchase Agreement") between United Air Lines, Inc., the Subordination Agent, State Street, as Indenture Trustee and the Pass Through Trustee.

         Our representation of State Street and the Pass Through Trustee has been as special counsel for the limited purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon (i) the representations and warranties of the parties set forth in the Operative Documents (as defined below) and (ii) certificates delivered to us by the management of State Street and have assumed, without independent inquiry, the accuracy of those representations, warranties and certificates.

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         We have examined the Participation Agreements, the Liquidity
Facility for each of the Class A-1, Class A-2 and Class B Trusts, the Pass Through Trust Agreements, the Intercreditor Agreement and the Note Purchase Agreements (the "Operative Documents"), the Certificate of the Comptroller of the Currency relating to State Street and originals, or copies certified or otherwise identified to our satisfaction, of such other records, documents, certificates, or other instruments as we have deemed necessary or advisable for the purposes of this opinion. For purposes of our opinion rendered in paragraph 1 below, with respect to the authority of State Street to operate as a national banking association and exercise trust powers, our opinion relies upon and is limited by such Certificate of the Comptroller of the Currency.

         We have assumed the genuineness of all signatures (other than those on behalf of State Street and the Pass Through Trustee), the conformity to the originals of all documents reviewed by us as copies, and the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document (other than on behalf of State Street and the Pass Through Trustee).

         When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyer in the firm that signed this opinion, the individual lawyers in the firm who have participated directly in the specific transactions to which this opinion relates and the partner of the firm responsible for State Street corporate trust matters, and without any special or additional investigation undertaken for the purposes of this opinion.

         Subject to the limitation set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. The opinions set forth below are limited solely to the internal substantive laws of the State of Connecticut as applied by courts located in Connecticut and the federal laws of the United States. No opinion is given herein as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Operative Documents. No opinion is expressed herein as to the application or effect of federal securities laws or as to the securities or so-called "Blue Sky" laws of any state or other jurisdiction. In addition, no opinion is expressed as to matters governed by any law, statute, rule or regulation of the United States relating to the acquisition, ownership, registration, use, operation, maintenance, repair, replacement or sale of or the nature of the Aircraft.

         To the extent to which this opinion deals with matters governed by or relating to the laws of the State of Illinois, or other jurisdiction other than the State of Connecticut, by which the Operative Documents are stated to be governed, we have assumed, with your permission that the Operative Documents are governed by the internal substantive laws of the State of Connecticut.

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         Our opinion is further subject to the following exceptions, qualifications and assumptions:

                  (a) We have assumed without any independent investigation that (i) each party to the Operative Documents, other than State Street, in its individual capacity or as Pass Through Trustee, as applicable, at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under such Operative Documents, and (ii) each party to the Operative Documents (other than State Street and the Pass Through Trustee), at all times relevant thereto, had and has the full power, authority and legal right under its certificate of incorporation, partnership agreement, by-laws, and other governing organizational documents, and the applicable corporate, partnership, or other enterprise legislation and other applicable laws, as the case may be to execute, and to perform its obligations under, the Operative Documents, and (iii) each party to the Operative Documents (other than State Street or the Pass Through Trustee, as applicable) has duly executed and delivered each of such agreements and instruments to which it is a party and that (other than with respect to State Street and the Pass Through Trustee, as applicable) the execution and delivery of such agreements and instruments and the transactions contemplated thereby have been duly authorized by proper corporate or other organizational proceedings as to such party.

                  (b) We have assumed without any independent investigation that each of the Operative Documents is a valid, binding and enforceable obligation of each party thereto other than State Street or the Pass Through Trustee, as applicable.

                  (c) The enforcement of any obligations of State Street or the Pass Through Trustee, as applicable, under any of the Operative Documents may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally, as well as by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of State Street or the Pass Through Trustee, as applicable, under any of the Operative Documents.

                  (d) We express no opinion as the availability of any specific or equitable relief of any kind.

                  (e) The enforcement of any of your rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and, as to any of your rights to collateral security, will be subject to a duty to act in a commercially reasonable manner.

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                  (f) We express no opinion as to the enforceability of any
         particular provision of any of the Operative Documents relating to
         (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (iv) the grant of powers of attorney to any person or entity, (v) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights, (vi) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a "penalty" or a "forfeiture," or (vii) so-called "usury savings clauses" purporting to specify methods of (or otherwise assure) compliance with usury laws or other similar laws of any jurisdiction.

                  (g) We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

                  (h) No opinion is given herein as to the effect of usury laws (or other similar laws) of any jurisdiction with respect to the Operative Documents.

         In rendering the opinion set forth below in paragraph 6 as to certain Connecticut tax matters, we have assumed that, for federal income tax purposes, the trust created by the Trust Agreement will not be taxable as a corporation, but, rather, will be classified as a grantor trust under subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended.

         This opinion is rendered solely for the benefit of those institutions listed on Schedule A hereto and their successors and assigns in connection with the transactions contemplated by the Operative Documents and may not be used or relied upon by any other person or for any other purpose.

         Based upon the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that:

         1. State Street is a national banking association, validly formed and authorized to operate as a national banking association under the laws of the United States of America and, in its individual capacity or as Pass Through Trustee, as the case may be, has or had, as the case may be, the requisite corporate and trust power and authority to execute, deliver and perform its obligations under the Operative Documents and in its capacity as Pass Through Trustee, to issue and execute the Certificates delivered on the date herewith.

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         2. State Street, in its individual capacity or as Pass Through
Trustee, as the case may be, has duly authorized by all necessary corporate or trust action the Operative Documents and has duly executed and delivered the Operative Documents, and the Operative Documents constitute valid and binding obligations of State Street, in its individual capacity or as Pass Through Trustee, as the case may be, enforceable against State Street, in its individual capacity or as Pass Through Trustee, as the case may be, in accordance with their respective terms.

         3. The Certificates issued and dated the Closing Date have been duly issued, authenticated and delivered by State Street as Pass Through Trustee pursuant to the terms of the Operative Documents and are enforceable against the Pass Through Trustee and are entitled to the benefits of the applicable Pass Through Trusts.

         4. The authorization, execution, delivery and performance by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, of the Operative Documents and the consummation of the transactions therein contemplated and compliance with the terms thereof do not and will not result in the violation of the provisions of the charter documents or by-laws of State Street and, to the best of our knowledge, do not conflict with, or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or the imposition of any lien, charge or encumbrance upon any property or assets of State Street under any indenture, mortgage or other agreement or instrument, in each case known to us, to which State Street is a party or by which it is bound, or violates any applicable Connecticut or federal law, rule or regulation governing State Street's banking or trust powers, or, to the best of our knowledge, of any judgment, order or decree, in each case known to us, applicable to State Street of any court, regulatory body, administrative agency, government or governmental body having jurisdiction over State Street.

         5. No authorization, approval, consent, license or order of, giving of notice to, registration with, or taking of any other action in respect of, any federal or state governmental authority or agency pursuant to any federal or Connecticut law governing the banking or trust powers of State Street is required for the authorization, execution, delivery and performance by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, of the Operative Documents or the consummation of any of the transactions by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, contemplated thereby (except as shall have been duly obtained, given or taken); and such authorization, execution, delivery, performance, consummation and issuance do not conflict with or result in a breach of the provisions of any such law.

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         6. There are no taxes, fees or other governmental charges payable under the laws of the State of Connecticut or any political subdivision of such State in connection with the execution and delivery by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, of the Operative Documents (except for taxes on any fees payable to State Street in its individual capacity) or in connection with the issuance, execution and delivery of the Certificates by State Street, as Pass Through Trustee, pursuant to the Pass Through Trusts which are imposed solely because State Street has its principal place of business in Connecticut or performs its administrative duties under the Operative Documents in Connecticut. Neither State Street, in its individual capacity or as the Pass Through Trustee, as the case may be, the Indenture Trustee, United Air lines, Inc., AFE Trust, any Owner Trustee, nor the trust created by the Trust Agreement will, as a result of the transactions contemplated thereby, be subject to any Taxes under the laws of the State of Connecticut or any political subdivision thereof (except for Taxes on any fees payable to State Street in its individual capacity) which are imposed because State Street has its principal place of business in Connecticut or performs its administrative duties under the Operative Documents in Connecticut, and there are no Taxes under the laws of the State of Connecticut or any political subdivision thereof (except for Taxes on any fees payable to State Street in its individual capacity) upon or with respect to the Aircraft or any Engine or any part of any interest therein, or the purchase, ownership, delivery, lease, sublease, possession, presence, use, operation, condition, storage, maintenance, modification, alteration, repair, sale, return, transfer or other disposition of the Aircraft or any Engine which are imposed because State Street has its principal place of business in Connecticut or performs its administrative duties under the Operative Documents in Connecticut.

         7. To our knowledge, but without having investigated any governmental records or court dockets, and without having made any other independent investigation, there are no proceedings pending or overtly threatened in writing against or affecting State Street in any court or before any governmental authority, agency, arbitration board or tribunal which, if adversely determined, individually or in the aggregate, could reasonably be expected to affect materially and adversely the trust related to the Indenture or affect the right, power and authority of State Street, in its individual capacity or as Pass Through Trustee, as the case may be, to enter into or perform its obligations under the Operative Documents.

                                     Very truly yours,


                                     /s/ Bingham Dana LLP

                                     BINGHAM DANA LLP


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                                 SCHEDULE A


State Street Bank and Trust Company of
  Connecticut, National Association

United Air Lines, Inc.

Standard & Poor's Ratings Services

Moody's Investors Service, Inc.

Landesbank Hessen-Thuringen Girozentrale